Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 AND WAIVER
THIS AMENDMENT NO. 1 AND WAIVER (this “Amendment”), dated as of November 9, 2012, to that certain Credit and Guarantee Agreement, dated as of March 30, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Reader’s Digest Association, Inc., a Delaware corporation (the “Borrower”), RDA Holding Co., a Delaware corporation (“Holdings”), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Principal Lending, LLC, as Issuing Lender, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity and together with its successors, the “Administrative Agent”), pursuant to which the Lenders made term loans to the Borrower and agreed to issue Letters of Credit for the benefit of the Borrower. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower has requested that the Lenders consent to the amendments and waivers to the Credit Agreement set forth herein;
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Amendments to the Credit Agreement
The Credit Agreement is, subject to the satisfaction of the conditions set forth in Section 2 hereof, hereby amended as follows:
(a)    The definition of “Applicable Margin” in Section 1.01 (Defined Terms) is replaced in its entirety with the following:
“Applicable Margin” means, with respect to Loans, a rate per annum equal to (i) for Base Rate Loans, 5.00% and (ii) for LIBOR Loans, 6.00%.
(b)    the grid in Section 8.14(a) (Total Leverage Ratio) is hereby amended by deleting the row in the table contained therein that applies to the Fiscal Quarter ending September 30, 2012 and substituting the following in lieu thereof:

Date	Total Leverage Ratio
September 30, 2012	7.50 : 1.00

(c)    the grid in Section 8.14(b) (First-Out First Lien Leverage Ratio) is hereby amended by deleting the row in the table contained therein that applies to the Fiscal Quarter ending September 30, 2012 and substituting the following in lieu thereof:

Date	First-Out First Lien Leverage Ratio
September 30, 2012	0.85 : 1.00

(d)    the grid in Section 8.14(c) (Cash Interest Coverage Ratio) is hereby amended by deleting the row in the table contained therein that applies to the Fiscal Quarter ending September 30, 2012 and substituting the following in lieu thereof:

Date	Cash Interest Coverage Ratio
September 30, 2012	1.20 : 1.00

(e)    The following Section 8.18 shall be added to the Credit Agreement:
SECTION 8.18. Bank Priority Obligations. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, designate or assume any Bank Priority Obligations other than the Obligations hereunder.

Section 2.    Partial Waiver
Pursuant to Section 12.01 (Amendments, Etc.) of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 2 hereof, each of the Lenders party to this Amendment hereby waives the requirement for the Borrower to deliver the financial statements referred to in Section 7.01(b) for the fiscal quarter ended September 30, 2012 within forty-five days after such quarter end; provided, however, the Borrower shall be required to deliver such financial statements within fifty days after such quarter end.
Section 3.    Conditions Precedent
This Amendment shall become effective on the date (such date, the “Effective Date”) upon which the Administrative Agent shall have received all of the following: (i) this Amendment, duly executed by the Borrower and the Required Lenders and (ii) payment of all fees, including an Amendment Fee pursuant to that certain fee letter of even date herewith from Wells Fargo Principal Lending, LLC to the Borrower, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent) in connection with this Amendment.
Section 4.    Representations and Warranties
On and as of the Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
(a)    each of the representations and warranties contained in Article VI (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as if made on and as of such date and except to the extent that such representations and warranties are waived hereby or specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended or otherwise modified hereby;
(b)    no Default or Event of Default (after giving effect to this Amendment) has occurred and is continuing;
(c)    the execution, delivery and performance by the Borrower of the Amendment, and the consummation of the transactions contemplated thereby, are within the Borrower’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents, (b) violate or result in any breach of, or the creation of any Lien under (other than Liens created by the Loan Documents and other Liens permitted by Section 8.03 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or which is binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any violation or breach (but not creation of Liens or payments) referred to in each case of clauses (b) and (c) above, to the extent that such violation or breach could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)    each of Schedules 1-6 to the Security Agreement, as amended and restated in their entirety as attached hereto as Schedules 1-6, are true and correct on and as of the date hereof, assuming that the date referred to in the Security Agreement is the date hereof; and
(e)    the Liens created by the Collateral Documents constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral (to the extent required by the Collateral Documents and the Credit Agreement), in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case subject to no Liens other than Permitted Liens and all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, re-recordings and re-registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to perfect the security interests and Liens under the Collateral Documents.
Section 5.    Reference to the Effect on the Loan Documents
(a)    Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
(b)    Except as expressly modified hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)    This Amendment is a Loan Document.
Section 6.    Execution in Counterparts
This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7.    Governing Law
This Amendment shall be governed by and construed in accordance with the law of the State of New York.
Section 8.    Section Titles
The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.
Section 9.    Notices
All communications and notices hereunder shall be given as provided in the Credit Agreement.
Section 10.    Severability
The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
Section 11.    Successors
The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 12.    Waiver of Jury Trial
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date indicated above.

The Reader’s Digest Association, Inc.
as Borrower

/s/ Paul Tomkins
Name: Paul Tomkins
Title: Executive Vice President and Chief Financial Officer

[AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Wells Fargo Bank, National Association
as Administrative Agent

/s/ Andrew Nyquist
Name: Andrew Nyquist
Title: Vice President

Wells Fargo Principal Lending, LLC
as Issuing Lender and Lender

/s/ Greg Apkarian
Name: Greg Apkarian
Title: Vice President

[AMENDMENT NO. 1 TO CREDIT AGREEMENT]